Offering Statement on Form 1-A

An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	June 16, 2025

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1.

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the date as of which the Offering Statement has been qualified by the Commission

Njiko Holdings, Inc.

1100 Clinton Ave,

Irvington, New Jersey 07111

Phone: (973) 342-4697

Attn: Chidi Durugo

Up to 75,000,000 Shares of Common Stock

Aggregate Offering Amount: $75,000,000

Njiko Holdings, Inc. a Delaware corporation (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of 75,000,000 shares of Common Stock at $1.00 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is $75,000,000. There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment. See “Plan of Distribution” beginning on page 25 and “Securities Being Offered” beginning on page 41. We are a startup and the purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is eighteen (18) months after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Underwriting

	Discount and Price to	Offering	Proceeds to	Proceeds to	Other
	Public	Commissions	Expense	Issuer	Persons

Per Share	$1.00	$0.1	$0.01	$0.89	$0.00
Total Maximum	$75,000,000	$7,500,000	$100,00	$67,400,000	$0.00

(1)	The above table assumes that we will raise all the $75,000,000 without the assistance of a broker-dealer FINRA member firm.

(2)	We reserve the right to use commissioned sales agents or underwriters in addition to our self-underwriting plan of distribution.

The Offering is being conducted by our officers, directors, and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $67,400,000 which we arrived at by subtracting $7,500,000 in projected broker-dealer commissions, and $100,000 in projected offering expenses from $75,000,000 in gross offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Registration Statement and future filings after this Offering.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Shares, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, our Common Stock is not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information on the see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 9.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

Implications of being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of our Common Stock held by the public exceeded $700 million as of our fiscal year-end.

We do not intend to register a class of securities under Section 12 of the Exchange Act.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

ITEM 2

ITEM 3.

SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Shares. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements, and the notes to the financial statements. An investment in the Shares presents substantial risks and you could lose all or substantially all of your investment. As used herein, “we,” “our,” “us,” “Company,” “Njiko Holdings” refers to the Njiko Holdings, Inc.

Our Company, Industry and Overview

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached, should be carefully read in its entirety before any investment decision is made.

Our Company and Business: Njiko Holdings was organized in the State of Delaware on March 10, 2020 to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the Northeast region of the United States. The Company will typically invest directly in real estate assets or properties or may invest in one or more special purpose entities (“SPE”) that would then invest into such real estate assets.

Our Market Focus and Overview

We propose to enter the real estate business, focusing on the Northeast region of the United States. The Residential Real Estate Market in the United States is estimated at USD 11.82 trillion in 2025, and USD 15.87 trillion by 2030, growing at a CAGR of 6.07% during the forecast period (2025-2030).[1] According to Rachael Cruz of Ramsey Reports[2], the following are the main takeaways for 2025 forecast:

●	The average home sales price per November 2024 data was $501,100.00.

●	Interest rates should continue to decrease in 2025.

●	A housing market crash is not on the horizon.

●	Housing inventory will likely still be low in 2025, and demand could increase.

Tier 2 Reporting Requirements

As the Company is conducting the Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis.

1.https://www.mordorintelligence.com/industry-reports/residential-real-estate-market

2. https://www.ramseysolutions.com/real-estate/housing-market-forecast

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the year ended December 31, 2024, and December 31, 2023. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this Offering Circular, Njiko Holdings has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s lack of operations and insufficient cash to support operations.

	As of	As of
	December 31, 2024	December 31, 2023
Balance Sheet:
Total Assets	$9,991.00	$12,119.00
Total Liabilities	$6,568.00	$2,368.00
Stockholders’ Equity	$3,423.00	$9,751.00

	For year ended	For year ended
	December 31, 2024	December 31, 2023
Statement of Operations
Revenues	$0.00	$0.00
Operating Expenses	$6,328.00	$8,479.00
Net Loss	$6,328.00	$8,479.00

RISK FACTORS

The following risk factors, in addition to those discussed elsewhere in this Offering Circular, should be carefully considered when evaluating the Company as an investment opportunity.

Risk Factors Regarding Our Company and Business

The Company has limited operating history upon which you may evaluate us.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company’s business will be subject to the risks involved with any speculative venture.

There can be no assurance that the Company will be able to generate revenues, acquire properties, or operate profitably in the future or that any of our investments will be successful. Our profitability and the success of each investment will be subject to fluctuations in the real estate markets, along with various other risks more particularly described herein. Moreover, our financial condition, results of operations and ability to make or sustain dividends to our investors will depend on many factors, including, but not limited to the following:

●	our ability to identify attractive acquisition opportunities that are consistent with our investment strategy;

●	our ability to consummate acquisitions on favorable terms;

●	our ability to achieve high occupancy rates and target rent levels ;

●	our ability to contain renovation, construction, restoration, maintenance, marketing, and other operating costs;

●	real estate appreciation or depreciation in our markets;

●	the level and volatility of interest rates, and our access to short and long-term financing on favorable terms;

●	our ability to absorb costs that are beyond our control, such as real estate taxes, HOA fees, insurance premiums, litigation costs, and compliance costs;

●	our ability to adapt to judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rents;

●	our ability to respond to changes in population, employment, or homeownership trends in our markets; and

●	economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

If we are unable to effectively allocate our resources or generate sufficient revenues, our business operating results and financial condition would be adversely affected and we may be unable to execute our business plan, and our business could fail. Moreover, if the Company is unable to operate successfully, any investment produces a loss, or the Company’s investments fail to produce sufficient revenues to cover operating and other expenses, investors may suffer a partial or total loss of their investment.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, acquire and develop subdivisions, establish, and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company’s use of the net proceeds of the offering.

Although the Company will always seek to operate its business in furtherance of its business plan, the Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures, and controls. It will also be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures, and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

We face substantial competition from real estate agents, real estate investors, real estate development companies, investment funds and well-funded private and publicly traded REITS. Many of our current and potential competitors have longer operating histories and financial and other resources substantially greater than those we possess. As a result, our competitors may be able to more efficiently locate real estate opportunities or more effectively analyze them, or to devote greater resources than we can. We may be competing for assets with entities that have substantially greater economic and personnel resources than the Company or better relationships with developers. These entities may also generally be able to accept more risks than the Company can manage. Competition may reduce the number of suitable prospective assets for the Company and increase the bargaining power of developers seeking equity investments. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors. Such competition could adversely affect our gross profits, margins, and results of operations. There can be no assurance that we will be able to compete successfully with existing or new competitors.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future if the Company grants stock options to its founders, directors, and executive officers or if they acquire additional stock in the Company. Upon vesting or other maturation of exercise rights under any of any such options or warrants or additional stock acquisition, such officers, directors, and founders may end up with significant interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all actions requiring stockholder approval, including the following actions:

●	The election of the Company’s directors;

●	The amendment of the Company’s Amended and Restated Articles of Incorporation and By-laws;

●	To effect or prevent a merger, sale of assets or other transaction; and

●	To control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Share price or prevent the Company’s Share owners realizing a premium.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of our acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our co-founders Mathias Agbim, President/CEO, Amadiebube Mbama, Director/Vice Chairman, Augustine Aniekwe Okeke, Esq., Director/Secretary, Chidi Durugo, Director/Treasurer, Marcel Akuneme, Director, Ben Waruta, Director, and Bartholomew Okonta, Director. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure you that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each shareholder on our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any shareholder on our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our Board of Directors may change our investment objective, operating policies, and strategies, without prior notice or shareholder approval, the effects of which may be adverse.

Our Board of Directors has the authority to modify or waive our investment objective, current operating policies, investment criteria and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results, and value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay dividends and cause shareholders to lose all or part of their investment.

Internal control deficiencies could impact the accuracy of our financial results or prevent the detection of fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the of our stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Any failure by us to identify future deficiencies in our internal control over financial reporting in a timely manner or remediate any such deficiencies could prevent us from accurately and timely reporting our financial results. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the value of the Offered Shares.

The economic success of an investment in the Company will depend in part upon the results of the operations of the properties it acquires, which will be subject to those risks typically associated with investment in real estate.

Factors generally affecting the business of the Company might include, but are not limited to, any or all of the following: changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing properties, local economic factors, which could result in the reduction of the fair market value of real property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities.

In addition, fluctuations in occupancy rates, rent schedules and operating expenses can adversely affect operating results or render the sale or refinancing of properties difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy of any rental properties, or that future costs of operating such properties, will be accurate because such matters will depend on events and factors beyond the control of the Company. Such factors include, among others, the continued enforceability of tenant leases, vacancy rates for rental real property, financial resources of the tenants, rent levels and sales levels in the local areas of the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for real estate assets, competition from similar real estate ventures, interest rates, real estate tax rates, governmental rules, regulations and fiscal policies, including the effects of inflation and enactment of unfavorable real estate, rent control, environmental or zoning laws, hazardous material laws, uninsured losses and other risks.

We have not identified specific acquisitions or other uses for a significant portion of the net proceeds from this Offering.

Therefore, you will be unable to evaluate the allocation of any portion of the net proceeds from this Offering or the economic merits of our investments before making an investment decision to purchase the Offered Shares. We have broad authority to invest the net proceeds from this Offering in any real estate investments that we may identify in the future, and we may use those proceeds to make investments with which you may not agree. As a result, you will be unable to evaluate the economic merit of our properties or mortgages before we invest in them and will be relying on our ability to select attractive investments. We also have broad discretion in implementing policies regarding tenant and borrower creditworthiness, and you will not have the opportunity to evaluate our tenants or borrowers. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board of Directors, without a vote of our stockholders. These factors will increase the uncertainty, and thus the risk, of investing in the Offered Shares.

Although we intend to use the net proceeds from this Offering to acquire, restore, lease, and manage residential housing (including, multi-family homes), mixed use and commercial properties, for resale and or rental acquire real estate assets and resell them at a profit; and to invest in new construction, we cannot assure you that we will be able make any such acquisitions or investments. Our failure to apply the net proceeds from this Offering effectively or find suitable assets to acquire in a timely manner or on acceptable terms could result in losses or result in returns that are substantially below expectations.

Prior to the full deployment of the net proceeds of this Offering as described above, the undeployed net proceeds of this Offering may be held in an interest-bearing account but will likely realize little if any net return. Ultimately, we may not be successful in completing any investments we identify and the residential properties and other investments we acquire may not produce our anticipated, or any, positive returns, and our business could fail.

Lack of diversification.

At any given point, the Company may hold a large concentration of its assets in investments in a particular geographical area or type of investment, exposing a large portion of the Company’s assets to the risks associated to that particular geographical area or type of investment. Currently, the Company plans to focus on the Northeast region of the United States and if economic downturn hits the Northeast region, with consequent rise in interest rates which appears to be in the horizon, our real estate portfolio would be adversely impacted along with our financial and operations performance.

There is limited liquidity in our real estate investment, which could limit our flexibility.

Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We may not be able to dispose of any property in which we invest when we find disposition advantageous or necessary, and the sale price of any disposition may not recoup or exceed the amount of our investment. In addition, federal or other tax laws may impact our ability to sell a property and accordingly could adversely affect our profitability.

Incomplete information on acquired properties.

Although the Company expects to obtain and verify all material facts regarding any property that it seeks to acquire, it is possible that the Company will not discover certain material facts, because information presented by the seller may be prepared in an incomplete or misleading fashion, and the due diligence efforts of the Company may fail to uncover such facts. Only individuals who feel comfortable with making an investment in the Company, knowing that such crucial information may be missing, should consider becoming an investor in the Company.

There is a risk that inaccurate appraisals by the property owner’s lender and the Company’s lender could reduce the Company’s ability to become profitable.

An appraisal, broker’s price opinion (“BPO”), or comparative market analysis (“CMA”) may be conducted in connection with the real estate identified by the Company, and in general, such appraisals, BPO or CMA represent the analysis and opinions of the respective appraisers or our own opinion in connection with such BPO or CMA at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser or initial formal appraisal would not arrive at a different valuation, even if such appraiser or initial formal appraisal used the same general approach to and same method of appraising the property. In addition, appraisals, BPOs and CMAs seek to establish the amount a typically motivated buyer would pay a typically motivated seller. There may be a disparity between the appraisal of the property owner’s lender and the BPO of our chosen lender, which such disparity could be significant. To the extent such disparity is greater than anticipated, our profitability from such a transaction would be affected, and losses could occur, which may adversely affect investors.

The Company may not have audited results of acquisition assets.

The Company may rely on unaudited financial information provided by the seller of any particular property. Thus, it is possible that information relied upon by the Company with respect to the acquisition of such a property may not be accurate.

Debt service obligations could adversely affect our operating results, may require us to sell properties and could adversely affect our ability to make or sustain the payment of dividends to our investors.

We may finance future activities with indebtedness, and we may be more likely to do so as our business grows. We may borrow for a number of reasons, such as financing acquisitions or capital expenditures. Our governing documents contain no limitations on the amount of debt that we may incur. As a result, we may incur substantial debt in the future. Incurring debt could subject us to many risks, including the risks that:

●	our cash flows from operations will be insufficient to pay dividends to our investors;

●	our debt may increase our vulnerability to adverse economic and industry conditions;

●	we may be subject to restrictive covenants that require us to satisfy and remain in compliance with certain financial requirements or that impose limitations on the type or extent of activities we conduct; and

●	we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to our investors, funds available for operations and capital expenditures, future business opportunities or other purposes.

If we do not have sufficient funds to repay any debt we incur when it matures, we may need to refinance the debt or raise additional equity. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows and, consequently, cash available for distribution to our investors. To the extent we are required to raise additional equity to satisfy such debt, existing shareholders would see their interests diluted. If we are unable to refinance our debt or raise additional equity on acceptable terms, we may be forced to dispose of properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our properties that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances.

The property manager may not successfully manage our properties.

Property management services will either be provided internally by the Company or by one or more third party property management. There can be no assurance that such property manager(s), if any, or our internal personnel will be able to successfully manage our properties.

No environmental indemnity. Federal, state, and local laws of the jurisdiction in which a property is located may impose liability on a landowner for the release or the otherwise improper presence on the premises of hazardous materials or hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials or hazardous substances brought onto the property before it acquired title and for hazardous materials or hazardous substances that are not discovered until after it sells the property. If any hazardous materials or hazardous substances are found within the real property underlying any property at any time, the Company could be held liable for cleanup costs, fines, penalties, and other costs. If losses arise from hazardous substance contamination, which cannot be recovered from other responsible parties, the financial viability of any property may be materially and adversely affected.

Disposition of properties may not occur as projected.

The Company anticipates that the properties that it acquires for purposes of resale (rather than hold and lease) will be resold within a 6 – 12-month time period for renovation and sale transactions and a 3–5-year period for land development transactions, if any, as management deems it in the best interest of the Company and its shareholders. Nevertheless, it may not be possible to sell any particular property within that time frame, or at all. Such delays in disposing of properties could result in losses to the Company and the investors of this Offering. If a property is not sold as anticipated, the Company may have to attempt to refinance any loans/mortgages on any such properties. Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rate that may be obtained upon refinancing will be higher than that of the loans. Fluctuations in the supply of money for such loans affect the availability and cost of loans, and the Company is unable to predict the effects of such fluctuations on the Company. Prevailing market conditions at the time the Company seeks to refinance a loan may make such loans difficult or costly to obtain. Such conditions may also adversely affect cash flow and/or profitability of the Company. Moreover, the Company offers no assurance that any disposition of any property will occur, or on terms favorable to the Company.

Regional, state, and local economic conditions may change.

Performance of the real estate assets are likely to be dependent upon the condition of the economy in the jurisdiction in which a property is located, as well as globally overall. There is a risk that at the time of the projected sale of any property, the marketplace may be different than projected.

The Company may not realize profits on any rental, sale or refinancing of any property.

It is possible that the Company will not be profitable, and the investors may not receive any returns at all. Many factors beyond the Company’s control affect the real estate market and could affect the Company’s ability to rent, sell or refinance any of its acquired properties at the price, terms or within the time frame projected. These factors include environmental and/or engineering issues, adverse use of adjacent or neighboring real estate, ability to make improvements to such properties, property lease terms, changes in applicable tax rates and assessments, general economic conditions, the availability of financing, interest rates, and other factors, including supply and demand. Because real estate investments are relatively illiquid, the Company will have a limited ability to vary the Company’s response to changes in economic or other conditions. Further, before the Company can sell any property on the terms and conditions it wishes, it may be necessary to expend funds to correct defects or to make improvements. We may be unable to sell any property that it acquires for a profit. The inability to sell a property at the time and on the terms intended could limit the Company’s ability to become profitable or pay returns to its investors.

There is a risk of a change in the current federal, state, local or other jurisdictional regulations as it may relate to the operations of the Company in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning, and environmental regulations, among other regulations.

Such changes could have a material adverse effect on the Company and its financial condition.

Risks Associated with Residential Housing

The value and operating fundamentals of residential housing in our markets may not improve.

A substantial part of our business plan is based on our belief that the value and operating fundamentals of residential housing in our markets will improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Many factors impact the residential rental market, and if rents in our markets do not increase sufficiently to keep pace with rising costs of operations, our cash available for distribution, if any, will decline. The success of our business model will substantially depend on conditions in the residential rental market in our geographic markets. Our asset acquisitions are premised on assumptions about, among other things, occupancy and rent levels, and if those assumptions prove to be inaccurate our cash flows will be lower than expected. Rental rates and occupancy levels have benefited in recent periods from macroeconomic trends affecting the U.S. economy and residential real estate markets in particular, including:

●	A tightening of credit that has made it more difficult to finance a home purchase, combined with efforts by consumers generally to reduce their exposure to credit;

●	Weak economic and employment conditions that have increased foreclosure rates and made it more difficult for families to remain in homes that were purchased prior to the economic downturn;

●	Declining real estate values that have challenged the traditional notion that homeownership is a stable investment;

●	The risk of increased interest rates from historic lows;

●	The risk of inflation;

●	Supply chain disruptions and delays; and

●	The unprecedented level of vacant housing comprising the real estate owned by banks (“REO”), government sponsored entities (“GSEs”), and other mortgage lenders or guarantors, and inventory held for sale by banks, GSEs, and other mortgage lenders or guarantors.

Economic recession may be in the horizon. Therefore, we do not expect these favorable trends in the residential rental market to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, coupled with government programs designed to keep homeowners in their homes and/or other factors, may contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing assets and convert them to productive uses, the supply of residential rental properties will decrease and the competition for tenants will intensify. A softening of the rental market in our markets would reduce our rental revenue.

When evaluating the Property for acquisition, we will make a number of significant estimates and assumptions that may prove to be inaccurate. This could cause us to overpay for the Property or incur restoration and marketing costs significantly in excess of our estimates.

In determining whether a particular property meets our investment criteria, we will make a number of significant estimates and assumptions, including the amount of time it will take us to gain possession of the property, estimated restoration costs, the amount of time between acquiring the property and leasing it, annual operating costs, rental rates, and tenant default rates. These estimates and assumptions may prove to be inaccurate and cause us to overpay for properties or overvalue our properties. If we determine to make the estimates and assumptions used in evaluating potential properties for purchase more stringent, it would likely reduce the number of properties that we deem acceptable for purchase. Increases in the market prices for or decreases in the inventory of residential property in our markets could also reduce the number of properties that meet our investment criteria. These factors could adversely affect our ability to deploy the net proceeds from this Offering in accordance with our investment strategy.

Furthermore, we expect that there will be a significant degree of variability in the amount of time it takes us to gain possession of a property, the amount of restoration required at a property (if any), the quality of construction of a property, the desirability of a property’s location and other property-specific issues. Our success will depend, to a significant degree, on our ability to evaluate these factors and identify and acquire properties that can be rented and maintained at attractive yields, and/or sold at a profit. To the extent our evaluation of these factors or our assumptions are inaccurate, our investments may not meet our expectations.

In addition, the market and regulatory environments relating to residential property have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating a foreclosed property, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, possible HOA fees, personal and real property taxes, insurance, compensation, and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets may also require a significant amount of ongoing capital expenditure. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses incurred on a per-share basis may be recurring in nature, such as possible HOA fees, taxes, insurance and restoration and maintenance costs, which may not decrease on a per-share basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of the property or any potential benefit, we may receive from renting the property.

The success of our business is particularly sensitive to changes in the real estate markets in those states in which we acquire properties.

If the regional economy of the real estate market in the particular state or states in which the Property is located weakens, the Property may experience a high rate of loss related to resale difficulties, resulting in losses to the Company and investors. A region’s economic condition and real estate market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, power shortages and other natural disasters, terrorist activities and civil disturbances such as riots.

Buying real estate assets at a discount may not result in obtaining the bottom of the market price.

Acquired assets may decline in value. Any need to liquidate prior to cost recovery or a sale without cost recovery could then result in a loss.

Limited representations and warranties may increase risk to Company.

The sellers of a property may make only limited or no representations and warranties regarding the condition of a property, the status of leases, the presence of hazardous materials or hazardous substances within the property, the status of governmental approvals and entitlements for a property, or other matters adversely affecting a property that are discovered. The Company may not be able to pursue a claim for damages against a seller except in limited circumstances. The extent of damages that the Company may incur as a result of such matters cannot be predicted but potentially could result in a significant adverse effect on the value of the property, and the financial condition of the Company.

Acquiring a property during a period when the residential real estate sector is experiencing substantial inflows of capital and intense competition may result in an inflated purchase price and increase the likelihood that a property will not appreciate in value and may, instead, decrease in value.

The allocation of substantial amounts of capital for investment in the residential real estate sector and significant competition for income producing real estate may inflate the purchase prices for such assets. To the extent we may purchase a property in such an environment, it is possible that the value of the property may not appreciate and may, instead, decrease in value, perhaps significantly, below the amount we paid for the property. In addition to macroeconomic and local economic factors, technical factors, such as a decrease in the amount of capital allocated to the residential real estate sector and the number of investors participating in the sector, could cause the value of the property to decline.

The costs and amount of time necessary to secure possession and control of a newly acquired property may exceed our assumptions, which would delay our receipt of revenue from, and return on, the property, if any.

Upon acquiring a property, we may have to evict occupants who are in unlawful possession before we can secure possession and control of the property. The holdover occupants may be the former owners or tenants of the property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming. If these costs and delays exceed our expectations, our financial performance may suffer because of the increased expenses incurred or the unexpected delays in turning the property into viable resale property.

Risks Associated with Multi-Family Residential Housing

The value and operating fundamentals of multi-family residential housing in our markets may not improve.

A substantial part of our business plan is based on our belief that the value and operating fundamentals of residential housing in our markets will provide opportunities over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Many factors impact the residential multi-family real estate market, and if rents in our markets do not increase sufficiently to keep pace with rising costs of operations, our cash available for distribution, if any, may decline. The success of our business model will depend in part on conditions in the residential rental market in our geographic markets. Our asset acquisitions are premised on assumptions about, among other things, occupancy and rent levels, and if those assumptions prove to be inaccurate our cash flows will be lower than expected.

Long-term leases may not result in fair market lease rates over time; therefore, our income and cash available for distribution to our investors, if any, could be lower than if we did not enter into long-term leases.

As part of our planned business operations, we may enter into long-term leases with individual tenants utilizing in-house or third-party property management services. If we do not accurately judge the potential for increases in market rental rates, the rent under our long-term leases may be significantly less than then-current market rental rates, even after contractual rental increases and applicable percentage rents. Further, we may have no ability to terminate those leases or to adjust the rent to then-current market rates. As a result, our revenues, and cash available for distribution to our investors, if any, could be lower than if we did not enter into long-term leases of properties.

We may rely on information supplied by prospective tenants in managing our business.

We may rely on information supplied to us by prospective tenants in their rental applications to make leasing decisions, and we cannot be certain that this information will be accurate. In particular, we may rely on information submitted by prospective tenants regarding household income, tenure at current job, number of children and size of household. If tenant-supplied information is inaccurate or our tenants’ creditworthiness declines over time, we may make poor leasing or underwriting decisions and our portfolio may contain more credit risk than we believe. When we purchase properties that are subject to existing leases, we would not be able to collect any information on tenant creditworthiness in connection with such purchases.

When evaluating a property for acquisition, we will make a number of significant estimates and assumptions that may prove to be inaccurate. This could cause us to overpay for a property or incur restoration and marketing costs significantly in excess of our estimates.

In determining whether a particular property meets our investment criteria, we will make a number of significant estimates and assumptions, including the amount of time it will take us to gain possession of the property, estimated restoration costs, the amount of time between acquiring the property and leasing it, annual operating costs, rental rates, and tenant default rates. These estimates and assumptions may prove to be inaccurate and cause us to overpay for properties or overvalue our properties. If we determine to make the estimates and assumptions used in evaluating potential properties for purchase more stringent, it would likely reduce the number of properties that we deem acceptable for purchase. Increases in the market prices for or decreases in the inventory of residential property in our markets could also reduce the number of properties that meet our investment criteria. These factors could adversely affect our ability to deploy the net proceeds from this Offering in accordance with our investment strategy.

Furthermore, we expect that there will be a significant degree of variability in the amount of time it takes us to gain possession of a property, the amount of restoration required at a property (if any), the quality of construction of a property, the desirability of a property’s location and other property-specific issues. Our success will depend, to a significant degree, on our ability to evaluate these factors and identify and acquire properties that can be rented and maintained at attractive yields, and/or sold at a profit. To the extent our evaluation of these factors or our assumptions are inaccurate, our investments may not meet our expectations.

In addition, the market and regulatory environments relating to residential property have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating a foreclosed property, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

Our long-term growth will depend significantly upon future acquisitions of multi-family properties that meet our acquisition criteria.

The acquisition of multi-family properties entails various risks, including the risks that we may overvalue a home, our homes may not perform as we expect, we may be unable to quickly and efficiently restore and sell or lease our properties, our tenants may default and our cost estimates for restoring an acquired home may prove inaccurate. In addition, we cannot assure you of the continued availability of acquisition opportunities in our markets at attractive pricing levels.

We may be unable to renew leases and our occupancy rate could decline.

We cannot assure you that tenants will renew their leases with us. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution, and our ability to satisfy our debt service obligations, if any, could be materially adversely affected.

Some or all of our properties may become vacant either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution. In addition, the resale value of the property could be reduced because the market value of a particular property may deteriorate if it remains unoccupied for an extended period of time.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, possible HOA fees, personal and real property taxes, insurance, compensation, and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets may also require a significant amount of ongoing capital expenditure. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses incurred on a per-share basis may be recurring in nature, such as possible HOA fees, taxes, insurance and restoration and maintenance costs, which may not decrease on a per-share basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of the property or any potential benefit, we may receive from renting the property.

The success of our business may be particularly sensitive to changes in the Northeast region’s real estate market and other real estate markets in which we invest.

At present, we expect to concentrate our operations in the Northeast regional real estate market with a specific target of multi-family and mixed-use properties. If the regional economy of the Northeast regional real estate market weakens, our real estate assets may experience a high rate of loss related to resale difficulties, resulting in losses to the Company and investors. A region’s economic condition and real estate market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, pandemics (such as the current COVID-19 pandemic), power shortages and other natural disasters, terrorist activities and civil disturbances such as riots. Currently, the Northeast office space real estate market is down as result of the lingering effects of the COVID-19 pandemic.

COVID-19 pandemic resurgence and other world events pose a material uncertainty that may cause our reported financial information not to be necessarily indicative of future operating results or of future financial condition.

We expect our operations to be exposed to risks associated with the COVID-19 pandemic resurgence and general business and economic conditions, such as inflationary pressures and geopolitical conditions including, but not limited to, the conflict between Russia and the Ukraine, and the conflict between Israel and Gaza and changes in the economy the Trump Administration’s proposed tariffs on imports. We do not know the exact effects of such tariffs, if and when they are imposed. We could also see economic downturn if there is a resurgence of COVID-19 and general business and economic conditions, including drop in housing demands due to illness, quarantine, or other restrictions, store closures, financial hardship, travel, or other governmental restrictions. Reduced demand for housing as well as continued economic uncertainty can adversely affect our customers’ financial condition, which can result in bankruptcy filings and decisions to postpone housing and/or rental decisions. Any sustained interruption of our real estate operations can negatively impact on our business. Given the evolving numerous factors that we are likely to encounter in the event of COVID-19 resurgence, we are not able to accurately predict the impact which may vary by jurisdiction and market, including the duration and scope of such resurgence, and other global economic and geopolitical conditions, including how long it takes to recover from any economic recessions and inflationary pressures, governmental actions that may have to be taken in response to such pandemic resurgence, changes in housing related consumer behavior in response to the pandemic and general, economic and geopolitical conditions, some of which may be more than just temporary.

Buying real estate assets at a discount may not result in obtaining the bottom of the market price.

Acquired assets may continue to decline in value. Any need to liquidate prior to cost recovery or a sale without cost recovery could then result in a loss.

Risks Related to Land Acquisition and Development

Risks associated with construction or development of residential housing.

The Company intends to acquire land, subdivide such land, and construct single-family residential homes, which may include model homes. Additionally, some residential communities may have additional property or buildings which the Company will need to manage, such as community centers and common area elements such as pools, playgrounds, private roadways, private community gates, and common area landscape. These activities may be exposed to the following risks:

●	The Company may be unable to obtain, or experience delays in obtaining necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities.

●	The Company may incur costs that exceed original construction estimates due to increased material, labor, or other costs.

●	The Company may be unable to complete construction and lease its residential housing on its projected schedule, resulting in increased construction and financing costs and a decrease in anticipated revenues.

●	The Company may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on its sites or in connection with providing services to third parties, such as the construction of shared infrastructure or other improvements.

●	The Company may incur liability if its residential housing developments are not constructed and operated in compliance with accessibility provisions of the Americans with Disabilities Act, the Fair Housing Act or other federal, state, or local requirements. Noncompliance could result in imposition of fines, an award of damages to private litigants, and a requirement that the Company undertake structural modifications to remedy the noncompliance.

Our acquisition of property for development and expected returns on investment are based on our projected appreciation in the value of the land following development.

We may acquire land without any structures or housing), develop and subdivide such land into residential housing lots , and construct and sell the developed lots. We expect the value of such property to increase during this time period based on our analysis of the inventory of similar properties in the area and the demand for such properties upon which we expect to build housing. We expect the value of the Property to appreciate in this short time period based on our analysis of the inventory of similar properties in the area and the demand for such properties upon which we expect developers would build luxury homes.

The success of our proposed land acquisition is at least in part dependent upon the value and operating fundamentals of residential housing and commercial real estate in the area.

A substantial part of our business plan is based on our belief that the land we intend to acquire, and then resell, will increase in value because of the value and operating fundamentals of residential housing and commercial real estate in the Northeast region and other locales in which we might invest will improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Risks Related to Our Investments Generally

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering amount and Minimum Investment Amount have been arbitrarily determined by the Company and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Company may, in its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being different than the Offering price.

Investment in the Offered Shares is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in these Offered Shares is speculative, and, by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of its officers, employees, and independent contractors. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Offered Shares. See “INVESTOR SUITABILITY.”

The Company’s ability to commence operations is dependent on its ability to raise funds.

The Company’s ability to commence operations is largely dependent on its ability to raise funds through this Offering and thereby securing Loan and property investments. Prospective Investors should be aware that there is no assurance that the Company will obtain capital investments necessary to commence operations and become profitable. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its investments.

Our directors and officers have rights to indemnification.

Our Certificate of Incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company. The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce concurrent jurisdiction any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. See Exhibit 2.2 - Bylaws of Njiko Holdings, Inc. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The forum selection provisions herein do not apply to actions arising under the Securities Act or the Exchange Act.

The Company is unable to provide assurances that it will successfully raise the funds required to successfully continue its operations.

Although the Company is attempting to raise $75,000,000 in this Offering, it is engaging in this Offering on a “best efforts” basis and, therefore, the Company is not obligated to raise the full $75,000,000. The Company has, and will have, the right to close on one or more subscriptions for the Shares, and to immediately begin using the proceeds of such subscriptions, regardless of the amounts raised, notwithstanding that the Company may not have received subscriptions for all or even substantially all of the amounts that it is seeking to raise. Because the Company cannot ensure that it will be able to (or that it will decide to) sell all or substantially all of the Shares offered for sale in this Offering, the Company could close on substantially less than $75,000,000. If the Company decides to terminate this Offering before it has sold all the Shares initially offered for sale, it may not have sufficient capital to achieve profitability.

Even if the Company sells all the Shares in this Offering, it may need substantial additional capital to fund working capital needs. There can be no assurance that additional financing will be available to the Company on commercially reasonable or acceptable terms, or at all. In addition, if the Company incurs debt, the risks associated with its business and with owning the Common Stock could increase.

Anti-Money Laundering

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”) requires financial institutions to establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled-investment vehicles to enact anti-money laundering policies. There could be promulgated legislation or regulations that would require Njiko Holdings or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require Njiko Holdings to implement restrictions on the transfer of the Offered Shares. Njiko Holdings reserves the right to request such information as necessary, to verify the identity of prospective Investors and the source of the payment of subscription monies, or as necessary to comply with any customer identification programs required by FinCEN and/or the U.S. Securities and Exchange Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, the Interests may be refused.

There may be Investment Company Act Risks which may result in the Company acquiring legal fees.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Company cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Company may not become subject to the 1940 Act in the future as a result of the determination that the Company is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on the Company. Additionally, the Company could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

Notwithstanding the foregoing, there are no assurances that this will ultimately be the case. In the event the Company becomes subject to the registration requirements of the 1940 Act, the Company may incur substantial legal fees. This may adversely affect shareholders in the sense that if the Company does not have funds to pay said legal fees, it may be unable to declare dividends or fund its operations.

Investors Are Not Independently Represented by the Company’s Attorneys and should seek their own independent counsel.

Investors in the Company are not and have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and affiliates. See “CONFLICTS OF INTEREST” below.

No Assurance can be provided that the Maximum Offering Amount will be adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Offered Shares being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Offered Shares is sold, that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of investor proceeds as provided within this Offering Circular under the caption “USE OF PROCEEDS.”

There is currently no public trading market for the Company’s securities.

There is currently no public trading market for any of the Offered Shares, and an active market may not develop or be sustained. If an active public trading market for such securities does not develop or is not sustained, it may be difficult or impossible for the investors to resell their stock at any price. Even if a public market does develop, the market price could decline below the amount the investor paid for the Offered Shares.

Terms of the Offered Shares may not be favorable to prospective Investors.

The Company has set the terms of the Offered Shares in a manner which is favorable to the Company and has not made an attempt to consider the favorability or suitability of such terms for any prospective Investors.

The Company will invest in assets that have not been identified, therefore, potential Investors will be unable to evaluate the Company’s loan portfolio prior to making their investment.

None of the specific assets in which the Company will invest in are identified at this time. Therefore, any potential investor is unable to evaluate such investments to determine whether to invest in the Company. However, the Company has described its investment criteria under “BUSINESS AND PROPERTIES – Investment Strategy.”

The Company has the right to change and mix its investment profile, there is no guarantee that the investment profile will not change substantially over time.

The Company reserves the right, in its sole and absolute discretion, to modify, change or revise its typical investment profile and the mix of Loans that it invests or otherwise participates in, and accordingly, investors have no guarantee, and should not assume that the investment mix and profile of the Company will not change substantially over time.

No independent valuation of the Company has been performed in determining the terms of this Offering, and the Offering Price has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment.

No independent valuation of the Company has been performed in determining the terms of this Offering. The Company has determined the Offering Price arbitrarily and, therefore, the Offering Price does not necessarily bear any relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The Offering Price is substantially higher than the net tangible book value per Share immediately before the commencement of this Offering; and even with the inflow of $75,000,000 in capital if this Offering is fully subscribed, the net tangible book value per Share, on a fully diluted basis, immediately after the conclusion of this Offering will still be less than the portion of the Offering Price attributable to a single Share. The Offering Price does not reflect market forces, and it should not be regarded as an indicator of any future market price of the Shares.

An investor’s ownership interest could be significantly diluted.

An investor’s ownership interest in the Company may be subject to future dilution. The Company may, and most likely will, need to raise additional capital in the future. In connection with raising such capital, the Company may issue additional Shares or other securities, which may include preferred stock that has liquidation, dividend, voting or other preferential rights that are senior to the rights of the Shares. The Company also may enter into strategic partnerships or acquisitions in the future in connection with which it may need to issue additional Shares or other securities, and it may issue additional Shares, options to purchase Shares, or other securities, to existing or future officers, directors, employees and consultants as compensation or incentives. As a result of the foregoing, a purchaser of Shares in this Offering could find its interest in the Company diluted in the future through a decrease in the purchaser’s relative percentage ownership of the Company.

ITEM 4.

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital. Future sales of substantial amounts of our Common Stock in the public market could adversely affect the Shares’ then-prevailing market prices (if any), as well as our ability to raise equity capital in the future.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the Shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance. Dilution may also reduce the value of existing Shares by reducing the Common Stock’s earnings per Share. There is no guarantee that dilution of Common Stock will not occur in the future.

Except as disclosed in this Offering Circular, no Common Stock, or any other form of equity in the Company, has been issued to any officer, director, promoter of the Company (or any affiliated person) in a transaction during the 12 months preceding the date of this Offering Circular, and no such person possesses any right to acquire any Common Stock or other equity in the Company, other than through this Offering. (The Company has not adopted any stock option plan, and no such plan is under consideration as of the date of this Offering Circular.) See Item 12 - “Security Ownership of Management and Certain Securityholders”.

ITEM 5.

PLAN OF DISTRIBUTION

The Company is offering for sale up to 75,000,000 Shares of Common Stock, par value, $0.0001 at $1.00 per share. The Offering is being conducted by our officers, directors, and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. We do not have Selling Shareholders.

We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $67,400,000 which we arrived at by subtracting $7,500,000 in broker-dealer commissions, and $100,000 in offering expenses from $75,000,000 in gross offering amount.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is eighteen [18] months after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

No investor purchasing Shares will have any assurance that other purchasers will invest in this Offering. Once Shares are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to the return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

●	execute and deliver a subscription agreement; and

●	deliver a check or certified funds to us for acceptance or rejection.

 See Exhibit 4.1.

All checks for subscriptions must be made payable to “NJIKO HOLDINGS, INC.” Alternatively, investors can wire funds as follows:

TD Bank, N.A.

Account Number: 4379925816

Routing Number: 031201360

Reference: Njiko Holdings, Inc.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales, and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, such materials may not give a complete understanding of this Offering, the Company, or the Shares, and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act.

A natural person is an accredited investor if he/she meets one of the following criteria:

●	his or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth[1];

[1]	For the purposes of calculating “joint net worth” in the bullet-point paragraph above, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

●	he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

●	he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

●	he or she is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

A business entity or other organization is an accredited investor if it is any of the following:

●	a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $75,000,000;

●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $75,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a trust, with total assets in excess of $75,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies;”

●	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

●	any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $75,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

●	any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

●	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $75,000,000; or

●	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s revenue or net assets for the purchaser’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

As described above, in order to purchase the Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 of the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television, and the Internet. We have plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search-based advertising, search engine optimization and our website. We will offer the Shares (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent Offering Circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

ITEM 6.
USE OF PROCEEDS

The following table presents our projected Use of Proceeds:

	Minimum	10%	25%	50%	75%	100%
Gross Proceeds	500.00	7,500,000.00	18,750,000.00	37,500,000.00	56,000,000.00	75,000,000.00
Selling Commissions & Fees(1)	0	0	0	0	0	0
Net Proceeds	500.00	7,500,000.00	18,750,000.00	37,500,000.00	56,000,000.00	75,000,000.00
Acquisition and Development of Real Estate	500.00	7,400,000.00	18,650,000.00	37,400,000.00	55,445,000.00	74,900,000.00
Legal and Accounting(2)	0	100,000.00	100,000.00	100,000.00	100,000.00	100,000.00
Total Use of Proceeds	500.00	7,500,000.00	18,750,000.00	37,500,000.00	56,000,000.00	75,000,000.00

(1) The projections would be different if we engage a broker-dealer to distribute the offering. We project the broker-dealer commission will be about 10% of the gross amount of the offering, i.e., $7,500,000. The Company reserves the right to change the above use of proceeds because the table is intended to provide an overview of the contemplated application (or use) of proceeds over time (approximately 18 months) as a function of the success of this Offering’s capital raise.

(2)The initial expenses associated with this Offering, including legal and accounting expenses, total approximately One Hundred Thousand Dollars ($100,000). The Company’s founders Mathias Agbim, Amadiebube Mbama, Augustine Aniekwe Okeke, Esq., Chidi Durugo, Marcel Akuneme, Ben Waruta and Bartholomew Okonta have agreed to advance for all legal costs associated with the organization of the Company, which may be reimbursed by the Company.

ITEM 7.

DESCRIPTION OF BUSINESS

Overview of the Company

Njiko Holdings, Inc. (“Njiko,” the “Company,” “we” “us” or “our”) was incorporated in the State of Delaware on March 10, 2020.

Our Company, Industry and Overview

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached, should be carefully read in its entirety before any investment decision is made.

Our Company and Business: Njiko Holdings was organized in the State of Delaware on March 10, 2020, to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the Northeast region of the United States. The Company will typically invest directly in real estate assets or properties or may invest in one or more special purpose entities (“SPE”) that would then invest into such real estate assets.

Our Market Focus and Overview

We propose to enter the real estate business, focusing on the Northeast region of the United States. The Residential Real Estate Market in the United States is estimated at USD 11.82 trillion in 2025, and USD 15.87 trillion by 2030, growing at a CAGR of 6.07% during the forecast period (2025-2030).[3] According to Rachael Cruz of Ramsey Reports[4], the following are the main takeaways for 2025 forecast:

●	The average home sales price per November 2024 data was $501,100.00.

●	Interest rates should continue to decrease in 2025.

●	A housing market crash is not on the horizon.

●	Housing inventory will likely still be low in 2025, and demand could increase.

Current Stage of our Business Development

We were incorporated on March 10, 2020. Prior to our incorporation, our officers and directors have been researching the opportunities in the real estate market.

Early-Stage Business

We are a startup early-stage business. We were only incorporated on March 10, 2020. Our business is therefore subject to the usual vagaries of startups, including the possibility that all our projections and plans may never come to fruition and our investors may end up losing all their investments. There is no guarantee that we will succeed as an ongoing concern.

Sources of Revenue

Njiko Holdings, Inc. expects to generate revenue from the following sources:

●	Rentals

●	Housing Sales

●	Refinancing

Intellectual Property

We have no intellectual property.

3.https://www.mordorintelligence.com/industry-reports/residential-real-estate-market

4. https://www.ramseysolutions.com/real-estate/housing-market-forecast

The Company’s Team

As of the date of this Offering Circular, the Company has the following persons on its team: Mathias Agbim, Chairman of the Board, Amadiebube Mbama, Vice Chairman, Augustine Aniekwe Okeke, Esq., Chidi Durugo, Marcel Akuneme, Ben Waruta and Bartholomew Okonta. The officers of the Company are Mathias Agbim, President/CEO, Augustine Aniekwe Okeke, Esq., Secretary and Chidi Durugo, Treasurer. The Company plans to hire one (1) office assistant in the next 12 months and will engage real estate brokers, building and construction professionals and appraisers on an independent contractor basis.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, they could have an adverse impact on the Company’s business or the development of Njiko operations because of defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

Prior Sale of Common Stock

Except as described in the Offering Statement, the Company has not engaged in any prior sale of securities. See “Security ownership of Management and Certain Security Holders.”

ITEM 8.

DESCRIPTION OF PROPERTY

Our Property

We currently have no property. However, our Director, Chidi Durugo, has allowed to operate out of his office space located at located at 1100 Clinton Avenue, Irvington, New Jersey 07111 at no charge.

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company” or “our Company” refer to Njiko Holdings, Inc.

Business Overview

The Company was formed on March 10, 2020, and since formation has not conducted any business except the planning for this Offering. Consequently, it has a limited operating history.

Our Company and Business: Njiko Holdings was organized in the State of Delaware on March 10, 2020, to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the Northeast region of the United States. The Company will typically invest directly in real estate assets or properties or may invest in one or more special purpose entities (“SPE”) that would then invest into such real estate assets.

Sources of Revenue

Njiko Holdings, Inc. expects to generate revenue from the following sources:

●	Rentals

●	Housing Sales

●	Refinancing

Organizational Overview

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments, and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk, and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Critical Accounting Policies and Estimates

Our significant accounting policies are summarized in Note 2 of our audited financial statements included in this Offering Circular. While all of our accounting policies included in our audited financial statements impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

Operating History of the Company

The Company has limited operating history and has earned minimal revenues to date, which may make it difficult for potential Investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources.

Results of Operations

Year Ended December 31, 2024, as compared to December 31, 2023

Revenues. We are a development stage corporation with limited operations and no revenues from our business operations during the year ended December 31, 2024, or 2023.

Operating Expenses. Our operating expenses principally consist of professional fees paid to start-up consultants and advisors, costs to support the Company’s start-up operations. During the year ended December 31, 2024, operating expenses were $6,328.000 compared to $8,497.00 in 2023. The decrease was due primarily because much of the startup, including market studies for the real estate market sector to enter, were incurred prior to 2024 while legal and accounting fees in connection with launching the Company’s filing of a Regulation A Tier 2 offering were incurred in 2024.

Provision for Income Taxes. We have no provision for income taxes as the Company is generating net operating losses. The Company does not expect to incur significant income tax expense until significant operations commence.

Net Loss. Our net loss for the year ended December 31, 2024, was $6,328.00 as compared to $8,497.00 in 2023.

Liquidity and Capital Resources

Net Working Capital

As of December 31, 2024, we had a cash balance of $9,991.00 and a net positive working capital balance of $3,423.00. We are an early development stage company with significantly limited financial resources and our plan to enter the real estate market cannot be funded with our existing resources. The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Offered Shares to Investors on an as needed basis to operate its business plan.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which may likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Estimated Expenses for the Next Twelve Months

During the next 12 months, our projected capital outlays to launch our operations is presented below:

SEC Reporting, Legal, Accounting and Compliance	$50,000
Working Capital / Overhead Costs	$50,000

Total	$100,000

The above figures represent only estimated costs. To proceed with our operations within the next 12 months, we need a minimum of $100,000 to meet our SEC registration filings, reporting, accounting, and auditing and compliance. In the long term we may need additional financing. We do not currently have any arrangements for additional financing, except that our officers and directors have offered to advance such funds to us to be reimburse to them later. However, our officers and directors are not under legal obligation to do so. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms, or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. We must raise cash to implement our strategy and stay in business.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Off-balance Sheet Arrangements

None.

PLAN OF OPERATIONS

OVERVIEW

Njiko Holdings was organized to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the Northeast region of the United States. The Company will typically invest directly in real estate assets or properties or may invest in one or more special purpose entities (“SPE”) that would then invest into such real estate assets.

There can be no assurance given that any assets will ultimately be acquired on terms that are advantageous to the Company, if at all. Investors and the Company must rely entirely upon the judgment and ability of the officers and Manager along with its principals and advisors, with respect to the identification and acquisition of any real estate assets. There can be no assurance given that the intended returns will be achieved by the Company. See “RISK FACTORS” above.

Investment Strategy

Leverage

We expect to that our projects may incorporate real estate mortgage debt, including: (i) first lien mortgages; (ii) construction loans; and/or (iii) acquisition and development loans. The Company may borrow funds in the ordinary course of business at rates and on terms deemed acceptable by the Manager.

With respect to projects that involve leverage, we will seek only to invest in such projects that have loan-to-cost ratios (“LTC”) no greater than 75%. We believe that leverage represents an important vehicle for maximizing returns, but we will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determined risk. Leverage will be determined on a project-to-project basis and the Fund will not seek to leverage the capital commitments received from this Offering. We expect each project that incorporates debt into the capital structure will have secured bank loans.

Identifying Potential Assets

The Company will seek to take advantage of the current real estate market to purchase real estate assets demonstrating rental income and/or resale value in the United States, primarily in Northeast region and other secondary markets.

The Company, along with its realtor contacts and business relations, will identify sellers within its target market and investment protocols. Improvements may be made to properties with the intention to resell such properties for a substantial profit.

Assets to be acquired may require additional material investments of money, time, or both, in an effort to increase their value. We intend to coordinate with a network of service providers, many with whom we may have prior relationship.

Investment Objectives and Policies

The Company expects to invest in the following real estate transactions:

Purchase and Sale Transactions

Real estate purchases. The Company may seek to identify, acquire, and renovate residential and commercial real estate properties. The Company intends to sell such properties at such times and under such circumstances that it deems to be economically advantageous.

New construction. The Company may seek to purchase below market valued “tear-down” properties and/or vacant land in desirable areas with the intention of building ground up commercial properties. The properties will primarily be built with the intention to resell them, but some may be rented to produce cash flow prior to sale.

Ultimately, the Company has the following objectives:

●	to preserve and protect the Company’s originally invested capital;

●	to produce cash flow; and

●	to provide the potential for capital gains through appreciation.

In addition to the foregoing, the ownership objectives in our real estate assets will be to (i) maintain the real estate assets in above average condition and carefully manage operating expenses; (ii) perform interior and exterior upgrades of the real estate assets if necessary or desirable; (iii) distribute interest returns to investors; and (iv) if market conditions and property values warrant, in the sole discretion of the Manager, prepare such real estate assets to be sold within five years or sooner if practical. There can be no assurances given that any of the foregoing objectives will be satisfied.

Co-Developer Transactions

We may invest in new development projects by providing developers with private equity commitments. We expect to capitalize on the experience and local market knowledge of established land developers when entering into a real estate transaction.

We may provide private equity capital to qualified, well-established developers based on their prior projects and success history. Stringent due diligence would be performed on all projects, with strict attention to the developer and their abilities to complete each project. We would rely heavily on each developer’s ability to manage the construction process. We would have an integral part in each project as the financial provider and have certain governance rights, including, but not limited to resale, financing, annual budgets, and major leases.

Fix and Flip Transactions

A “fix and flip” transaction is one in which a property in need of renovation and repair is acquired at a discount, renovated, repaired, and then sold at a profit. The Company will identify properties based on the following key factors:

●	Location of property

●	Profit Margin

●	Velocity of project timing

●	Local real estate expert insights

Property Management

The Company may enter into a property management agreement with one or more qualified property managers to manage the daily operation, collection of rent, and maintenance of the real estate assets. Otherwise, such services will be carried out internally by the Company’s officers, advisors, and/or the Manager.

Competition

Our main competition includes the following groups of people and organizations:

●	real estate agents;

●	real estate investors;

●	established real estate development companies; and

●	newly formed investment funds

We believe that each of these groups of people and organizations will seek to exploit the current real estate market.

Many of our current and potential competitors have longer operating histories and financial and other resources substantially greater than those we possess. As a result, our competitors may be able to more efficiently locate distressed real estate opportunities or more effectively analyze them, or to devote greater resources than we can. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors. Such competition could adversely affect our gross profits, margins, and results of operations. There can be no assurance that we will be able to compete successfully with existing or new competitors.

U.S. Governmental and Environmental Regulation

Real Estate Related Environmental Regulation

There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials, which may affect the properties that the Company acquires. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a party that purchases property may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of the Company’s assets and in excess of insurance coverage, if any.

REIT and Investment Company Status

We have not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and therefore we are not subject to the restrictions the Code imposes on the activities of real estate investment trusts. We intend to conduct our business so that we are not an “investment company” within the meaning of the Investment Company Act of 1940. We also intend to conduct our business so that we are not to be deemed a “dealer” in mortgage loans for federal income tax purposes.

Potential Legislation

There may be governmental legislation changes as well as industry changes surrounding the rules and regulations within the real estate markets. These ongoing changes focus around full disclosures, title insurance, and retail market conditions. As appropriate and necessary, the Company will engage legal counsel to analyze the effectiveness of our current documents and disclosures in relation to legislative changes and modify them, as necessary.

ITEM 10.

DIRECTORS AND MANAGEMENT

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name and Address of Executive
Officer and/or Director	Age	Position

Mathias Agbim	61	Chairman of the Board/President/Chief Executive Officer

Amadiebube Mbama	71	Director/Vice Chairman

Augustine Aniekwe Okeke	57	Secretary/Director

Chidi Durugo	50	Treasurer/Director

Marcel Akuneme	52	Director

Benjamin Waruta	47	Director

Bartholomew Okonta	62	Director

Management Biographies

Mathias Agbim – President/CEO/Chairman

Mathias is a businessman, having retired as a supervising auditor for the State of New Jersey after 26 years of service. Mathias holds a bachelor’s degree in accounting from University of Houston, Downtown. During the past 5 years, Mathias has been engaged in his hospitality business.

Amadiebube Mbama – Director/Vice Chairman

Amadiebube is a CPA and businessman and holds a BS degree in Accounting and an MBA degree in Finance and Banking from University of San Francisco. He was a former Financial Institutions Supervisor with the Department of Financial Institutions, State of California. During the past five years, Amadiebube has worked has served as President of Mbama & Associates, a certified public accounting firm which provides accounting and financial regulatory surveillance, including Anti-Money Laundering consulting services for clients.

Augustine Aniekwe Okeke, Esq. – Secretary/Director

Augustine is a legal practitioner. He graduated from University of South Africa with a bachelor’s degree in law. During the past five years, Augustine has served as Director of Okeke Attorneys, a law firm in Johannesburg, South Africa.

Chidi Durugo, Treasurer/Director

Chidi Durugo is a New Jersey based businessman. Since 2020, he has served as CEO of Afor African Market LLC. From 2015 through 2021, Chidi was employed by the Superior Court of New Jersey, as Court Service Supervisor 2. Chidi holds a master’s degree in human resource development from Seton Hall University, South Orange, New Jersey and Bachelor of Science Degree from New Jersey City University, Jersey City, New Jersey.

Marcel Akuneme, Director

Marcel Akuneme is a North Carolina based physician. Since 2021, Dr. Akuneme has served as a Nocturnist with Atrium Health Cleveland Regional Medical Center, Shelby, North Carolina. From October 2020 through December 2021, Dr. Akuneme served as Nocturnist with Wilkes Regional Medical Center, North Wilkesboro, North Carolina and from December 2010 through September 2020, Dr. Akuneme was with Rutherford Regional Medical Center, Rutherfordton, North Carolina as physician. Dr. Akuneme holds an MBBS degree from University of Nigeria, College of Medicine, Nsukka, Nigeria, 1995; completed his internship at Long Island College Hospital, New York, 2008 and his medical residency at Abington Memorial Hospital, Abington, Pennsylvania, 2010.

Benjamin Waruta, Director

Benjamin “Ben” Waruta is a technology executive and businessman based in New Jersey. Ben studied at the University of Nairobi and University of Texas and completed his MBA at Seton Hall University in New Jersey. Ben is currently a finance director of a tech firm based in New York city. During the past five years, Ben has been involved in the groceries and restaurant business in New Jersey.

Bartholomew Okonta, Director

Bartholomew Okonta is a businessman and Angel Investor. Mr. Okonta graduated from Buffalo State College, Buffalo New York with a dual degree in Business and Economics. During the past five years Mr. Okonta has been involved in telecommunication; wholesale and distribution business as well as Angel investing.

Family Relationships

There are no family relationships among any of our directors or executive officers.

ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the two executive officers or directors during the period March 10, 2020, to December 31, 2024:

Non-Equity
			Option	Incentive
Name and		Salary	Award	Compensation	Total
Position	Year	($)	($)	($)	($)

Mathias Agbim	3/10/2020
Chief Executive Officer	12/31/2024	-0-	-0-	-0-	-0-

Amadiebube Mbama	3/10/2023
Vice President/Chief Financial Officer	12/31/2024	-0-	-0-	-0-	-0-

Augustine Okeke	3/10/2023
Secretary/General Counsel	12/31/2024	-0-	-0-	-0-	-0-

ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular, the Company has issued 3,869,565 shares of its common stock, par value $0.0001. Set forth below is the ownership of the Company’s officers, directors, and owners of ten percent (10%) or more of the Company’s capital stock. To our knowledge, each person that beneficially owns7 the Company’s stock has sole voting and disposition power with regard to such shares. Unless otherwise indicated below, each person or entity has an address in care of the principal executive offices of the Company at 1100 Clinton Ave, Irvington, New Jersey 07111.

			Percentage
Name and Address	Position /	Number of	of Common Stock
of Beneficial Owner	Title	Shares	Outstanding Held

Mathias Agbim	President/Chief Executive Officer	2,534,015	65.49%

Amadiebube Mbama	Director/Vice Chairman	5,000	0.13%

Augustine Aniekwe Okeke	Sec/General Counsel	505,000	13.05%

Chidi Durugo	Treasurer/Director	558,050	14.42%

Marcel Akuneme	Director	5,000	0.13%

Ben Waruta	Director	50,000	1.29%

Bartholomew Okonta	Director	25,000	0.65%

Total		3,682,065	95.15%

7 Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. As of the date of this Offering Circular, other than the persons listed above, no other person beneficially owns stock in the Company that entitles such holder to more than 10% of the voting power held by the owners of the Company.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity, or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Executive Officers and Directors

Our officers and directors do not have any such disclosable matters.

ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

The Company has no such disclosable Interest of Management In Certain Transactions.

ITEM 14.

SECURITIES BEING OFFERED

GENERAL

Njiko Holdings, Inc. a Delaware corporation is conducting a Regulation A Tier 2 offering of 75,000,000 shares of Common Stock at $1.00 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is $75,000,000. There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

COMMON STOCK

Our Certificate of Incorporation provides for authorized shares of 100,000,000 common stock, $0.0001 par value; we have 3,869,565 shares of common stock issued and outstanding.

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock are (i) currently entitled to cast one vote for each share held at all shareholders’ meetings for all purposes; (ii) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (iii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iv) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (vi) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Certificate of Incorporation, Bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

Our Certificate of Incorporation authorizes our Board of Directors to issue preferred shares; however, no such preferred shares have been issued.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shares Eligible for Future Sale

As of the date of this Offering Circular, there were 3,682,065 shares of common stock issued to officers and others all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchases Shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701 is eligible to resell those Shares, in reliance on Rule 144, ninety (90) days after the Qualification Date, but without compliance with Rule 144’s various conditions, including compliance with specified holding periods. The Company has not adopted any such plan, and no such adoption is expected as of the date of this Offering Circular.

Lock-up and Market Stand-Off Agreements

There are no lock-up or market stand-off agreements currently in effect with respect to the Common Stock.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $75,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Limitations on liability of our Directors and Officers

Our Certificate of Incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company. The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce concurrent jurisdiction any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. See Exhibit 2.2 - Bylaws of Njiko Holdings, Inc. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The forum selection provisions herein do not apply to actions arising under the Securities Act or the Exchange Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Offering Circular, no expert or counsel named in this offering circular as having prepared or certified any part of this circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Njiko Holdings, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Victor Mokuolu, CPA PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Victor Mokuolu, CPA, PLLC, has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC an Offering Circular pursuant to Regulation A, Tier 2, for the securities offered herein. For future information about us and the securities offered under this prospectus, you may refer to this Offering Circular and to the exhibits filed as a part of the Circular. In addition, after the qualification date of this Circular, we will be required to file annual reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements, or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Njiko Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Njiko Holdings, Inc., (the “Company”) as of December 31, 2024, and December 31, 2023, and the related statements of operations, changes in stockholders’ equity, and cash flows, for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and December 31, 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, Going Concern, to the financial statements, the Company has an accumulated deficit of $70,490 and $64,162 as of December 31, 2024, and December 31, 2023, respectively. The Company has not established any source of revenue to cover its operating costs for the next twelve (12) months and intends to raise funds in equity financing to fund operating expenses. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

Houston, Texas

June 16, 2025

PCAOB ID: 6771

NJIKO HOLDINGS INC.

BALANCE SHEETS AS OF DECEMBER 31, 2024, and 2023

	DECEMBER 31, 2024	DECEMBER 31, 2023
ASSETS:
CURRENT ASSETS:
Cash	$9,991	$12,119
TOTAL CURRENT ASSETS	9,991	12,119

Total assets	9,991	12,119

LIABILITIES
Current Liabilities:
Accounts payable & accruals	6,280	2,080

Advances from Stockholders	288	288

Total current liabilities	6,568	2,368

Stockholders’ Equity:
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 3,869,565 issued and outstanding at December 31, 2024, and December 31, 2023, respectively.	387	387

Additional Paid In Capital	73,526	73,526

Accumulated Deficit	(70,490)	(64,162)

Stockholders’ Equity	3,423	9,751
Total Liabilities and Stockholders’ Equity	$9,991	$12,119

NJIKO HOLDINGS INC.
STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2024, and 2023

	DECEMBER 31, 2024	DECEMBER 31, 2023
Total income	$0	$0

General & admin exp.	6,200	8,330
Operating loss	(6,200)	(8,330)
Other expenses:
Finance expenses	128	167

Total other expenses	128	167
Loss before income taxes	(6,328)	(8,497)
Net loss after taxation	$(6,328)	$(8,497)

The accompanying footnotes are an integral part of these financial statements.

NJIKO HOLDINGS INC.
Statements of Cash Flows

For the years ended December 31, 2024, and 2023

	DECEMBER 31, 2024	DECEMBER 31, 2023

Net Loss for the year	$(6,328)	$(8,497)
Increase in Accounts Payable & Accruals	4,200	1,505

Net Cash used in Operating Activities	(2,128)	(6,992)

Net decrease in Cash	(2,128)	(6,992)

Cash beginning of period	$12,119	$19,111
Cash end of period	$9,991	$12,119
	$(2,128)	$(6,992)

The accompanying footnotes are an integral part of these financial statements.

NJIKO HOLDINGS INC.
Statements of Changes in Stockholders' Equity
For the years ended December 31, 2024, and 2023

	COMMON STOCK		ADDITIONAL	ACCUMULATED	TOTAL STOCKHOLERS'
	Shares	Amount	PAID-IN-CAPITAL	DEFICIT	EQUITY
Balance as of January 1, 2023	3,869,565	$387	$73,526	$(55,665)	$18,248
Net Loss				(8,497)	(8,497)
Balance as of December 31, 2023	3,869,565	387	73,526	(64,162)	9,751
Balance as of January 1, 2024	3,869,565	387	73,526	(64,162)	9,750
Net Loss				(6,328)	(6,328)
Balance as of December 31, 2024	3,869,565	$387	$73,526	$(70,490)	$3,423

The accompanying footnotes are an integral part of these financial statements.

NJIKO HOLDINGS INC.

For Years Ended December 31, 2024, and 2023

Notes to the Financial Statements

Note 1 – Organization and Operations

Njiko Holdings Inc (the “Company”) was incorporated under the laws of the State of Delaware on March 10, 2020. The Company was established to carry out investments in United States real estate.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s fiscal year end is December 31st.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities. The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company has no financial instruments.

ASC 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 inputs are quoted (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2024. The respective carrying value of certain on- balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and advances from related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash balances with a high-credit-quality financial institution.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Tax benefits related to uncertain tax positions are recognized when it is more likely than not that a tax position will be sustained during an audit. Interest and penalties, if any, related to unrecognized tax benefits are included within the provision for income tax.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in ASC Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. The Company has no revenues to date.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and employees in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non- Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company has not issued any stock for compensation or services to date.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2024.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

 Recent Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company is newly established, has sustained operating losses since its inception and has yet to establish any sources of revenue sufficient to sustain its current operations. The Company’s accumulated deficits for year ended December 31, 2024 and December 31, 2023 are $70,490 and $64,142 respectively, while the net loss for year ended December 31, 2024 and December 31, 2023 are $6,328 and $8,479 respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans are to raise funds in equity financing to fund operating expenses. However, there can be no assurance that management will be successful in executing its plan.

NOTE 4 – INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes are prepared based upon the tax laws and rates of the United States. Additionally, deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

The Company is subject to United States income taxes at a rate of 21%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

The following tables set forth the components of deferred income taxes:

	For the year ended	For the year ended
	December 31, 2024	December 31, 2023
Income tax benefit at statutory rate	$(1,329)	(1,784)
Change in valuation allowance	1,329	1,784
Income tax benefit	$0	0

The following tables set forth the components of deferred income taxes:

Deferred tax assets:
Net operating loss carryforwards	$4,999	6,713
Less valuation allowance	(4,999)	(6,723)
Total deferred tax asset	$0	0

As of December 31, 2024, the Company had federal, state, and local net operating loss carryforwards of $4,999 that are available to offset future liabilities for income taxes. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years.

The Company is currently not subject to examination in federal, state, and local jurisdictions in which the Company conducts its operations and files tax returns.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of December 31, 2024 and December 31, 2023, respectively, the shareholders have advanced $288 to the Company.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has no issued, and outstanding preferred shares.

Common Stock

As of December 31, 2024, there were 3,869,565 shares of our common stock issued and outstanding of which 3,682,065 is held by our officers while 187,500 is held by other family and friends. Our President and Chief Executive Officer holds 2,534,015 shares, approximately 66% of our outstanding shares.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2024, to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART III

INDEX OF EXHIBITS

EXHIBIT NO	DESCRIPTION

2.1	Original, Amended and Revival Certificates of Incorporation
2.2	Bylaws of the Corporation
4.1	Form of Subscription Agreement
11.1	Consent of PCAOB Firm of Victor Mokuolu, CPA PLLC
12.1	Legal Opinion of Franklin Ogele, P.A.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, New Jersey on this June 16, 2025.

Njiko Holdings, Inc.

By:	/s/ Mathias Agbim
Name:	Mathias Agbim
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Offering Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Chidi Durugo	Treasurer	June 16, 2025.
Chidi Durugo	(Treasurer/ Principal Executive Officer)